Exhibit 10.8

Execution Version

DELL TECHNOLOGIES INC.

Compensation Program for Independent Non-Employee Directors

Each independent non-employee member of the Board of Directors (“Board”) of Dell Technologies Inc. (the “Company”) shall be entitled to the payments described below while serving as a director on the Board. Other directors of the Board shall receive no compensation for their Board service. Any new director compensation policies enacted from time to time are deemed to be incorporated herein upon their effective date.

EFFECTIVE DATE: September 7, 2016

ANNUAL COMPENSATION:

•	Annual Board Retainer: $300,000, payable as follows:

•	$75,000 in cash (the “Annual Cash Retainer”), unless the independent non-employee director (hereafter, a “director”) makes a timely election to receive all or a portion of the Annual Cash Retainer in the form of deferred stock units (“DSUs”) (subject to the split and limitations described below), and

•	$225,000 (the “Annual Stock Retainer”), paid in:

•	25% options to purchase shares of Class C common stock (“Class C Shares”) of the Company (such options, “Class C Options”);

•	25% options to purchase shares of Class V common stock of the Company (“Class V Shares” and together with Class C Shares, “Shares”) (such options, “Class V Options” and together with Class C Options, “Options”);

•	25% restricted stock units that settle in Class C Shares (“CDTAs”); and

•	25% restricted stock units that settle in Class V Shares (“VDTAs” together with the CDTAs, “DTAs”);

•	Unless the director makes a timely election to receive all or a portion of the CDTAs as DSUs over Class C Shares or all or a portion of the VDTAs as DSUs over Class V Shares (subject to the limitations described below).

•	Committee Chair Retainers: $25,000, all payable in cash unless the director makes a timely election to receive such payment in DSUs (subject to the split and limitations described below).

•	Sign-On Equity Grant: $1,000,000, paid in 50% Class C Options and 50% Class V Options.

•	All of the foregoing equity-based awards will be granted under the Dell Technologies Inc. 2013 Stock Incentive Plan, as amended and restated from time to time (the “Plan”), with the Sign-On Equity Grant being made as soon as practicable after the director becomes a board member and all other awards being granted annually. The Sign-On Equity Grant vests annually in equal installments over four years from the date of grant with full acceleration of outstanding options subject thereto in event of death, permanent disability, termination without Cause or a Change in Control. The other equity awards are subject to vesting as described below.

•	DSU Split. All DSU grants made as a result of any deferral election for either the Annual Cash Retainer or any Committee Chair Retainer will be split equally between DSUs over Class C Shares and DSUs over Class V Shares.

TIMING OF ELECTIONS:

•	Generally: An election must be made prior to the beginning of the calendar year to which it relates.

•	New directors: Each new director can make an election within 30 days after becoming a director, but this election will only apply to the portion of the Annual Board Retainer, Committee Chair Retainer (if applicable) or DTA grant earned after the date of the election.

•	Once the calendar year to which an election relates commences, the election is irrevocable with respect to that year. A director may submit a new election for each subsequent calendar year prior to the beginning of that calendar year (and, if no new election is submitted, the current election will remain in effect for subsequent years as provided in the election form).

INDIVIDUAL COMPENSATION ELECTIONS:

•	Directors may elect the form of payment of their compensation on an individual basis.

•	Elections must be made in multiples as follows:

•	Allocation of the Annual Cash Retainer between DSUs and cash must be made in multiples of 25%.

•	Allocation of the DTA portion of the Annual Stock Retainer to DSUs must be made in multiples of 25%.

•	Election to receive DSUs (in lieu of cash) for a Committee Chair Retainer must be made in multiples of 25%.

ANNUAL BOARD RETAINER SUMMARY

Payment Form	Maximum Allocation	Payment Timing /Transfer Restrictions	Vesting+	Default Form of Payment?
Cash	$75,000	Lump sum following annual meeting. A director appointed other than pursuant to election at the annual meeting shall be entitled to pro-rated payment of the annual retainer fee for the partial year of service, payable in a lump sum upon his or her commencement of service on the Board.	Not applicable	Yes (for $75,000 of the $300,000 retainer)

DTAs (grant split equally between CDTAs and VDTAs)	$112,500	*

Granted on or after the date of the Company’s annual shareholders meeting and settling in Class C Shares or Class V Shares, as applicable, following vesting. A director appointed other than pursuant to election at the annual meeting shall be entitled to the pro-rated portion of the annual DTA grant for the partial year of service, payable on or after his or her commencement of service on the Board.

The Class C Shares received in settlement of the CDTAs are subject to certain transfer restrictions as set forth in the Company’s Amended and Restated Management Stockholders Agreement (the “MSA”).

			Cliff vesting after one year	Yes (for $112,500 of the $300,000 retainer)

Options (grant split equally between Class C Options and Class V Options)	$112,500	*

Granted on or after the date of the Company’s annual shareholders meeting and exercisable for the underlying Class C Shares or Class V Shares, as applicable, when vested. A director appointed other than pursuant to election at the annual meeting shall be entitled to the pro-rated portion of the annual Option grant for the partial year of service, payable on or after his or her commencement of service on the Board.

The Class C Shares acquired upon exercise are subject to certain transfer restrictions as set forth in the MSA.

			Cliff vesting after one year	Yes (for $112,500 of the $300,000 retainer)

DSUs (grant split equally between DSUs over Class C Shares and DSUs over Class V Shares if election relates to a cash retainer)	$187,500	*	Granted on or after the date of the Company’s annual shareholders meeting (or, if a director is appointed other than pursuant to election at the annual meeting, at a time following such appointment determined by the Board that is compliant with Code Section 409A) and settled in Class C Shares or Class V Shares, as applicable, on the earlier of (i) the termination of service as a director for any reason or (ii) a Change in Control (as defined in the Plan) that also constitutes a “change in control event” under Internal Revenue Code Section 409A regulations.	Cliff vesting after one year.	No (Director may elect to receive all or a portion of the Annual Cash Retainer and the DTAs as DSUs)

*	The actual number of DTAs, Options and DSUs that will be granted will be determined by dividing the portion of the Annual Board Retainer allocated to such award by the fair market value of Class C Shares or Class V Shares, as applicable, (or, for Options, by the “fair value” of Class C Shares or Class V Shares, as applicable, determined using a Black-Scholes or binominal valuation model or such other valuation methodology as the Board may approve).
+	Upon the director’s termination from the Board:

•	Vesting of unvested awards is fully accelerated in event of death, permanent disability or a termination without Cause.

•	All unvested equity awards are forfeited upon termination for Cause.

•	Vested stock options will remain exercisable until the earliest of (i) the nine month anniversary of the date of termination, (ii) the expiration of the Option’s 10-year term or (iii) the date on which the director is terminated for Cause.

+	All outstanding DTAs, Options and DSUs will vest on a Change in Control.

COMMITTEE CHAIR RETAINER SUMMARY

Payment Form	Maximum Allocation	Payment Timing	Vesting+	Default Form of Payment?
Cash	100%	Lump sum following annual meeting.	Not applicable	Yes

DSUs	100%	Settled in Class C Shares and/or Class V Shares, as applicable, on the earlier of (i) the termination of service as a director for any reason or (ii) a Change in Control also constitutes a “change in control event” under Internal Revenue Code Section 409A regulations.	Cliff vesting after one year*	No (Director may elect to receive all or a portion of the Committee Chair Retainer as DSUs)

*	See Annual Board Retainer Summary for how the number of DSUs granted is determined.
+	See Annual Board Retainer Summary for vesting of DSUs upon termination and Change in Control.

The Company does not pay any Board retainers or fees or provide any Board equity grants not set forth above. These retainers, fees, or grants may be modified or adjusted from time to time as determined by the Board.

This Compensation Program for Independent Non-Employee Directors supersedes all prior agreements or policies concerning director compensation.